UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT Pursant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2013 CALIFORNIA FIRST NATIONAL BANCORP (Exact Name of Registrant as Specified in its Charter)
CALIFORNIA (State or other Jurisdiction of Incorporation)	000-15641 (Commission File Number)	33-0964185 (IRS Employer Identification No.)

28 EXECUTIVE PARK, IRVINE CA 92614
(Address of Principal Executive Offices, Including Zip Code)

Registrant's telephone number, including area code: (949) 255-0500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

        On November 19, 2013, the Annual Meeting of the stockholders of California First National Bancorp was held. As of September 20, 2013, the record date, there were 10,447,227 shares of Common Stock outstanding and entitled to vote at the meeting. Of the total outstanding Common Stock, 8,240,285 were voted at the meeting. There was only one item voted on and preliminary results were reported at the meeting. The following is a brief summary of the voting results from the meeting, including the number of votes cast for, against or withheld, as well as the number of abstentions.

1. The following directors were elected, each to serve a one-year term expiring at the 2014 Annual Meeting of the stockholders and until their successors are duly elected and qualified:

	Vote
		Against or
	For	Withheld	Abstain

Patrick E. Paddon	7,587,041	653,244	-
Glen T. Tsuma	7,585,664	654,621	-
Michael H. Lowry	8,180,277	60,008	-
Harris Ravine	8,195,271	45,014	-
Danilo Cacciamatta	8,196,271	44,014	-

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CALIFORNIA FIRST NATIONAL BANCORP
S. Leslie Jewett /s/ S. Leslie Jewett Executive Vice President
Date: November 19, 2013